EXHIBIT 32.02

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Gabriel A. Morris, certify that (i) the Form 10Q for the quarter ended September 30, 2018 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2018 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: November 14, 2018	THE CAMPBELL FUND TRUST
By: Campbell & Company, LP, Managing Operator

	By:	/s/ Gabriel A. Morris
Gabriel A. Morris
Managing Director, Operations and Finance